UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2015

GOLD TORRENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-159300	None
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 Broadway Avenue

Suite 530

Boise ID 83706

(Address of principal executive offices) (Zip code)

208-343-1413

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report)

Copies to:

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

(212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 27, 2015, Mr. Ryan Hart resigned from his position as the Chief Executive Officer of Gold Torrent, Inc. (the “Company”). He will remain as the President and a member of the Board of Directors of the Company.

The Board appointed Mr. Daniel Kunz to fill the vacancy created by Mr. Hart’s resignation and to serve as the Chief Executive Officer of the Company. Mr. Kunz has been serving as the Chairman of the Board of Directors of the Company since September 30, 2013. Alexander Kunz, our Chief Financial Officer and Director, is the son of Daniel Kunz. Other than disclosed herein, there are no family relationships between our Officers and Directors.

Daniel Kunz – Executive Chairman

Mr. Kunz has significant experience in international mining, engineering and construction, including, marketing, business development, management, accounting, finance and operations. Mr. Kunz was senior vice president and Chief Operating Officer of Ivanhoe Mines Ltd. from November 1997 until October 2000, and then was President, Chief Executive Officer and director from November 2000 until March 2003. Mr. Kunz also headed the finance, development, construction and operation of a low cost heap leach, copper cathode mine in Myanmar, developed a small high-grade gold mine in South Korea, led the acquisition of the Savage River iron ore pellet mine and facility in Australia and directed the start up of test production at a metallurgically complex 13 million ounce gold mine in Kazakhstan. From April 2003 to March 2004, Mr. Kunz served as interim President and Director of Jinshan Gold Mines, a subsidiary of Ivanhoe Mines Ltd. In 2003 Jinshan Gold Mines was acquired by China National Gold Corp. Jinshan was engaged in heap leach gold production and through extensive local partnerships and ventures explored for copper, gold and platinum group metals in China. As Co-Founder, President and CEO of MK Gold Company, he directed its initial public offering on the NASDAQ exchange in 1993.

Mr. Kunz held executive positions with NYSE listed Morrison Knudsen Corporation (including as Corporate Vice President and Controller) for 17 years. During his tenure at Morrison Knudsen Corporation, Mr. Kunz was involved in international and local mine operations, engineering and finance for numerous contract mining and owned and operated coal, gold, silver, limestone, aggregate, and copper mines. Mr. Kunz holds a Masters of Business Administration and a Bachelor of Science in Engineering. Mr. Kunz was selected to serve on our Board based on his knowledge of and relationships in the mining business.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD TORRENT, INC.

Dated: August 3, 2015	By:	/s/ Daniel Kunz
	Name:	Daniel Kunz
	Title:	Chief Executive Officer

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